EXHIBIT 21.1

LIST OF SUBSIDIARIES OF EPL INTERMEDIATE, INC.

EXACT NAME OF SUBSIDIARY AS SPECIFIED IN ITS CHARTER	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
El Pollo Loco, Inc.	Delaware